UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2013

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 1, 2013, Natus Medical Incorporated (the “Company”) is issuing a press release and holding a conference call regarding its financial results for the second quarter ended June 30, 2013 and other financial information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 30, 2013, the Company initiated a reorganization plan (the “Plan”).

Under the Plan, the Company will reduce the size of its combined workforce by approximately 65 employees, representing approximately 6% of the workforce of the Company. The objectives of the Plan are to reduce personnel costs of the business given deteriorating economic conditions in the international markets served by the Company.

Costs associated with the Plan, which the Company expects to be between $1.0 million and $2.0 million, consist principally of one-time employee termination benefits, substantially all of which will be cash based expenditures. All costs will be accrued and charged to expense as of the date the Plan was initiated.

The Company expects that the Plan will result in a net reduction of annual personnel-related costs of from $5.5 million to $6.0 million that will be partially recognized beginning in the fourth quarter of 2013 and fully recognized beginning January 1, 2014.

Certain of the above statements in this Item 2.05 regarding employee reductions, anticipated restructuring expense, the timing of those actions, and anticipated savings constitute “forward-looking statements.” These statements are protected by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate since they are based on many assumptions which involve risks and uncertainties, both known and unknown. The following important factors could cause the estimated employee reductions, restructuring expense, estimated savings, and timing to differ: changes in economic or industry conditions, issues arising from rationalization of operations, and other risks identified in the Company’s Securities and Exchange Commission reports and public announcements. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 1, 2013 describing the Company’s results for its second quarter ended June 30, 2013 and other financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: August 1, 2013	By:	/s/ Jonathan A. Kennedy
Senior Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 1, 2013 describing the Company’s results for its second quarter ended March 31, 2013 and other financial information.